Exhibit 3.15

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

M-FOODS HOLDINGS, INC.

M-Foods Holdings, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, hereby amends and restates its certificate of incorporation to read as follows (the date of filing of the original Certificate of Incorporation of M-Foods Holdings, Inc. being December 13, 2000):

This Amended and Restated Certificate of Incorporation amends and restates the Certificate of Incorporation of M-Foods Holdings, Inc. (the “Corporation”) as now in effect. This Amended and Restated Certificate of Incorporation was duly adopted by the board of directors in the manner prescribed by Sections 241 and 245 of the General Corporation Law of the State of Delaware (the Corporation has not received any payment for any stock).

ARTICLE ONE

The name of the corporation is M-Foods Holdings, Inc.

ARTICLE TWO

The address of the corporation’s registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE THREE

The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE FOUR

A. Authorized Shares

The total number of shares of stock which the corporation has authority to issue is 501,000 shares, consisting of:

(1)	1,000 shares of Preferred Stock, par value $0.01 per share (the “Preferred Stock”); and

(2)	500,000 shares of Common Stock, par value $0.01 per share (the “Common Stock”).

B. Preferred Stock

Shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation is hereby authorized to determine and alter all rights, preferences and privileges and qualifications, limitations and restrictions thereof (including, without limitation, voting rights and the limitation and exclusion thereof) granted to or imposed upon any wholly unissued series of Preferred Stock and the number of shares constituting any such series and the designation thereof, and to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series then outstanding. In the event that the number of shares of any series is so decreased, the shares constituting such reduction shall resume the status which such shares had prior to the adoption of the resolution originally fixing the number of shares of such series.

ARTICLE FIVE

The corporation is to have perpetual existence.

ARTICLE SIX

In furtherance and not in limitation of the powers conferred by statute, the board of directors of the corporation is expressly authorized to make, alter or repeal the by-laws of the corporation.

ARTICLE SEVEN

Meetings of stockholders may be held within or without the State of Delaware, as the by-laws of the corporation may provide. The books of the corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Election of directors need not be by written ballot unless the by-laws of the corporation so provide.

ARTICLE EIGHT

To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. Any repeal or modification of this ARTICLE EIGHT shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

ARTICLE NINE

The corporation expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

ARTICLE TEN

The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.

* * * * *

IN WITNESS WHEREOF, the undersigned, for the purpose of restating and integrating and further amending the Amended and Restated Certificate of Incorporation pursuant to the General Corporation Law of the State of Delaware, under penalty of perjury does hereby declare and certify that this is the act and deed of the Corporation and the facts stated herein are true, and accordingly has hereunto signed this Certificate of Amended and Restated Certificate of Incorporation this 6th day of April, 2001.

M-FOODS HOLDINGS, INC.,
a Delaware corporation

By:	/s/ James P. Kelley
Name:	James P. Kelley
Title:	President

CERTIFICATE OF AMENDMENT

TO

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

M-FOODS HOLDINGS, INC.

* * * * *

Adopted in accordance with the provisions of

(S)242 of the General Corporation Law

of the State of Delaware

* * * * *

The undersigned, on behalf of M-FOODS HOLDINGS, INC., a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

FIRST: That the Certificate of Incorporation of the Corporation be, and hereby is, amended by deleting Article Four (A) in its entirety and substituting in lieu thereof a new Article Four (A) to read as follows:

“A. Authorized Shares

The total number of shares of stock which the corporation has authority to issue is 506,000 shares, consisting of:

(1) 1,000 shares of Preferred Stock, par value $0.01 per share (the “Preferred Stock”); and

(2) 505,000 shares of Common Stock, par value $0.01 per share (the “Common Stock”).”

SECOND: The Board of Directors of the Corporation authorized the amendment to the Amended and Restated Certificate of Incorporation of the Corporation (the “Amendment”) set forth above and directed that the Amendment be submitted to the holders of the issued and outstanding shares of capital stock of the Corporation entitled to vote thereon for their consideration and approval.

THIRD: That the stockholders entitled to vote thereon approved the foregoing amendment by written consent in accordance with Section 228 and 242 of the General Corporation Law of the State of Delaware.

*****

IN WITNESS WHEREOF, the undersigned does hereby certify under penalties of perjury that this Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Corporation is the act and deed of the undersigned and the facts stated herein are true and accordingly has hereunto set his hand this 21stday of August, 2002.

M-FOODS HOLDINGS, INC.,
a Delaware Corporation

By:	/s/ Gregg Ostrander
Name:	Gregg Ostrander
Its:	Chairman, President & CEO

CERTIFICATE OF AMENDMENT

TO

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

M-FOODS HOLDINGS, INC.

* * * *

Adopted in accordance with the provisions of (S)242 of the

General Corporation Law of the State of Delaware

* * * *

Gregg A. Ostrander, being the President and CEO of M-Foods Holdings, Inc., a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY as follows:

FIRST: The Board of Directors of the Corporation has adopted an amendment to the Amended and Restated Certificate of Incorporation of the Corporation that replaces Article FOUR of the Amended and Restated Certificate of Incorporation of the Corporation in its entirety with the attached Exhibit A (the “Amendment”), and has directed that the Amendment be submitted to the holders of the issued and outstanding shares of the Common Stock of the Corporation entitled to vote thereon for its consideration and approval.

SECOND: The Amendment was duly adopted in accordance with (S)228 and (S)242 of the General Corporation Law of the State of Delaware by the holders of the issued and outstanding shares of the Common Stock of the Corporation entitled to vote thereon. Written notice has been given to the holders of the issued and outstanding shares of the Common Stock of the Corporation who have not consented in writing to the Amendment.

* * * * * *

IN WITNESS WHEREOF, the undersigned does hereby certify under penalties of perjury that this Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Corporation is the act and deed of the undersigned and the facts stated herein are true and accordingly has hereunto set his hand this 14th day of October, 2003.

M-FOODS HOLDINGS, INC., a Delaware corporation

By:	/s/ Gregg A. Ostrander
Gregg A. Ostrander President and CEO

Exhibit A

ARTICLE FOUR

Part A. Authorized Shares

The total number of shares of capital stock which the Corporation has authority to issue is 605,000 shares, consisting of:

(i)	505,000 shares of Common Stock, par value $.01 per share (“Common Stock”); and

(ii)	100,000 shares of Preferred Stock, par value $.01 per share (“Preferred Stock”).

The Preferred Stock shall have the rights, preferences and limitations set forth in Part B. The Common Stock shall have the rights, preferences and limitations set forth in Part C. Capitalized terms used but not otherwise defined in Part A, Part B, or Part C of this Article Four are defined in Part D.

Part B. Powers, Preferences and Special Rights of the Preferred Stock

Section 1. Dividends.

1A. General Obligation. When and as declared by the Corporation’s Board of Directors and to the extent permitted under the General Corporation Law of Delaware, the Corporation shall pay preferential dividends to the holders of the Preferred Stock as provided in this Section 1. Dividends on each share (a “Share”) of the Preferred Stock shall accrue on a daily basis at the rate of 8% per annum of the sum of the Liquidation Value thereof plus all accumulated and unpaid dividends thereon from and including the date of issuance of such Share to and including the first to occur of (i) the date on which the Liquidation Value of such Share (plus all accrued and unpaid dividends thereon) is paid to the holder thereof in connection with the liquidation of the Corporation or (ii) the date on which such Share is otherwise acquired by the Corporation. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. The date on which the Corporation initially issues any Share shall be deemed to be its “date of issuance” regardless of the number of times transfer of such Share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such Share.

1B. Dividend Reference Dates. To the extent not paid on March 31, June 30, September 30 and December 31 of each year, beginning September 30, 2003 (the “Dividend Reference Dates”), all dividends which have accrued on each Share outstanding during the three-month period (or other period in the case of the initial Class A Dividend Reference Date) ending upon each such Dividend Reference Date shall be accumulated and shall remain accumulated dividends with respect to such Share until paid to the holder thereof.

1C. Distribution of Partial Dividend Payments. Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Shares, such payment shall be distributed pro rata among the holders thereof based upon the aggregate accrued but unpaid dividends on the Shares held by each such holder.

Section 2. Forfeiture of Preferred Stock.

2A. Forfeiture. To the extent there are Shares outstanding, if the Corporation or any of its Subsidiaries (including Michael Foods, Inc.) pays any amounts pursuant to Section 1.4 or Article VI of that certain Securities Purchase Agreement dated as of October 1, 2003, by and among Suiza Dairy Group, Inc., a Delaware corporation, Michael Foods, Inc., a Minnesota corporation, Michael Foods of Delaware, Inc., a Delaware corporation, Kohler Mix Specialties, Inc., a Minnesota corporation, M-Foods Dairy Holdings, LLC, a Delaware limited liability company, and Marathon Dairy, LLC, a Delaware limited liability company (as the same may be amended, supplemented or otherwise modified, the “Purchase Agreement”), then the Corporation may, at its option and at any time, cause the forfeiture, for no consideration, of a number of Shares (including fractional portions thereof) with an aggregate Preferred Value equal to 95% of the aggregate amount of the payments made pursuant to Section 1.4 or Article VI of the Purchase Agreement, or such lesser number of Shares then outstanding.

2B. Provisions Relating to Forfeiture Generally.

(a) Except as otherwise provided herein, the Corporation shall mail written notice of forfeiture of Shares pursuant to Section 2A hereunder to each record holder of Shares. Any forfeiture hereunder shall be deemed effective, and such Shares shall be deemed forfeited, upon the mailing of such notice, and Dividends shall no longer accrue with respect to any such forfeited Shares after the date of such notice. Upon receipt of such notice, each such holder shall, within five business days thereof, return to the Corporation the certificate or certificates representing such holder’s Shares. In case fewer than the total number of Shares represented by any certificate are forfeited, a new certificate representing the number of remaining Shares shall be issued to the holder thereof without cost to such holder within five business days after surrender of the certificate or certificates representing the forfeited Shares.

(b) The number of Shares to be forfeited per each holder shall be the number of Shares determined by multiplying the total number of such Shares to be forfeited times a fraction, the numerator of which shall be the total number of such Shares then held by such holder and the denominator of which shall be the total number of such Shares then outstanding,

(c) Any Shares which are forfeited by the Corporation shall be canceled and retired to authorized but unissued Shares and shall not be reissued, sold or transferred.

Section 3. Redemption of Shares of Preferred Stock.

3A. Redemption Right.

(a) Following the consummation of the Corporation’s initial Public Offering, the Corporation may at any time and from time to time redeem all or any portion of the Shares then outstanding. Upon any such redemption, the Corporation shall pay a price per Share equal to the Liquidation Value thereof plus all accrued and unpaid dividends thereon.

(b) If a Change in Ownership has occurred or the Corporation obtains knowledge that a Change in Ownership is proposed to occur, the Corporation shall give prompt written notice of such Change in Ownership describing in reasonable detail the material terms and date of consummation thereof to each holder of Shares, but in any event such notice shall not be given later than five days after the occurrence of such Change in Ownership, and the Corporation shall give each holder of Shares prompt written notice of any material change in the terms or timing of such transaction. Any holder of Shares then outstanding may require the Corporation to redeem all, but not less than all, of the Shares owned by such holders at a price per Share equal to the Liquidation Value thereof plus all accrued and unpaid dividends thereon by giving written notice to the Corporation of such election prior to the later of (a)21 days after receipt of the Corporation’s notice and (b) five days prior to the consummation of the Change in Ownership (the “Expiration Date”).

The term “Change in Ownership” means any sale, transfer or issuance or series of sales, transfers and/or issuances of Common Stock by the Corporation or any holders thereof which results in any Person or group of Persons (as the term “group” is used under the Securities Exchange Act), other than M-Foods Investors, LLC, a Delaware limited liability company, owning more than 50% of the Common Stock outstanding at the time of such sale, transfer or issuance or series of sales, transfers and/or issuances.

Upon receipt of such election(s), the Corporation shall be obligated to redeem all Shares on the later of (a) the occurrence of the Change in Ownership or (b) five days after the Corporation’s receipt of such election(s). If any proposed Change in Ownership does not occur, all requests for redemption in connection therewith shall be automatically rescinded, or if there has been a material change in the terms or the timing of the transaction, any holder of Shares may rescind such holder’s request for redemption by delivering written notice thereof to the Corporation prior to the consummation of the transaction.

(c) If a Fundamental Change is proposed to occur, the Corporation shall give written notice of such Fundamental Change describing in reasonable detail the material terms and date of consummation thereof to each holder of Shares not more than 45 days nor less than 20 days prior to the consummation of such Fundamental Change, and the Corporation shall give each holder of Shares prompt written notice of any material change in the terms or timing of such transaction. Any holder of Shares then outstanding may require the Corporation to redeem all, but not less than all, of the Shares owned by such holders at a price per Share equal to the Liquidation Value thereof plus all accrued and unpaid dividends thereon by giving written notice to the Corporation of such election prior to the later of (a) ten days prior to the consummation of the Fundamental Change or (b) ten days after receipt of notice from the Corporation.

The term “Fundamental Change” means (a) any sale or transfer of more than 50% of the assets of the Corporation and its Subsidiaries on a consolidated basis (measured either by book value in accordance with generally accepted accounting principles consistently applied or by fair market value determined in the reasonable good faith judgment of the Corporation’s Board of Directors) in any transaction or series of transactions (other than sales in the ordinary course of business) and (b) any merger or consolidation to which the Corporation is a party, except for a merger in which the Corporation is the surviving entity, the terms of the Shares are not changed and the Shares are not exchanged for cash, securities or other property, and after giving effect to such merger, the holders of the Corporation’s outstanding capital stock possessing a majority of the voting power (under ordinary circumstances) to elect a majority of the Corporation’s Board of Directors immediately prior to the merger shall continue to own the Corporation’s outstanding capital stock possessing the voting power (under ordinary circumstances) to elect a majority of the Corporation’s Board of Directors.

Upon receipt of such election(s) the Corporation shall be obligated to redeem all Shares upon the consummation of such Fundamental Change. If any proposed Fundamental Change does not occur, all requests for redemption in connection therewith shall be automatically rescinded, or if there has been a material change in the terms or the timing of the transaction, any holder of Shares may rescind such holder’s request for redemption by delivering written notice thereof to the Corporation prior to the consummation of the transaction.

3B. Provisions Relating to Redemption Generally.

(i) For each Share which is required to be redeemed hereunder, the Corporation shall be obligated on the Redemption Date to pay to the holder thereof (upon surrender by such holder at the Corporation’s principal office of the certificate representing such Share) an amount in immediately available funds equal to the amounts required to effect such redemption as specified herein. If the funds of the Corporation legally available for redemption of Shares on any Redemption Date are insufficient to redeem the total number of Shares to be redeemed on such date, those funds which are legally available shall be used to redeem the maximum possible number of Shares pro rata among the holders of the Shares to be redeemed based upon the aggregate Liquidation Value of such Shares (plus all accrued and unpaid dividends thereon). At any time thereafter when additional funds of the Corporation are legally available for the redemption of Shares, such funds shall immediately be used to redeem the balance of the Shares which the Corporation has become obligated to redeem on any Redemption Date but which it has not redeemed.

(ii) Except as otherwise provided herein, the Corporation shall mail written notice of each redemption of Shares to each record holder of such class not more than 60 nor less than 15 days prior to the date on which such redemption is to be made. In case fewer than the total number of Shares represented by any certificate are redeemed, a new certificate representing the number of unredeemed Shares, as applicable, shall be issued to the holder thereof without cost to such holder within five business days after surrender of the certificate representing the redeemed Shares.

(iii) The number of Shares to be redeemed from each holder thereof in redemptions hereunder shall be the number of Shares determined by multiplying the total number of such Shares to be redeemed times a fraction, the numerator of which shall be the total number of such Shares then held by such holder and the denominator of which shall be the total number of such Shares then outstanding.

(iv) Dividends shall no longer accrue with respect to any Share after the date on which the Liquidation Value thereof plus all of the accrued and unpaid dividends, as applicable, thereon, is paid to the holder of such Share.

(v) Any Shares which are redeemed or otherwise acquired by the Corporation shall be canceled and retired to authorized but unissued Shares and shall not be reissued, sold or transferred.

Section 4. Liquidation. Upon any liquidation, dissolution or winding up of the Corporation (whether voluntary or involuntary), each holder shall be entitled to be paid, before any distribution or payment is made upon any Junior Securities, an amount in cash equal to the aggregate Liquidation Value of all Shares held by such holder (plus all accrued and unpaid dividends thereon), and the holders of Shares shall not be entitled to any further payment. If upon any such liquidation, dissolution or winding up of the Corporation the Corporation’s assets to be distributed among the holders of the Shares are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid under this Section 4, then the entire assets available to be distributed to the Corporation’s stockholders shall be distributed pro rata among such holders based upon the aggregate Liquidation Value (plus all accrued and unpaid dividends) of the Shares held by each such holder. Not less than 60 days prior to the payment date stated therein, the Corporation shall mail written notice of any such liquidation, dissolution or winding up to each record holder of Shares, setting forth in reasonable detail the amount of proceeds to be paid with respect to each Share and each share of Common Stock in connection with such liquidation, dissolution or winding up.

Section 5. Priority of Shares on Dividends and Redemptions. So long as any Share remains outstanding, without the prior written consent of the holders of a majority of the outstanding Shares the Corporation shall not, nor shall it permit any Subsidiary to, redeem, purchase or otherwise acquire directly or indirectly any Junior Securities, nor shall the Corporation directly or indirectly pay or declare any dividend or make any distribution upon any Junior Securities; provided that the Corporation may repurchase shares of Common Stock and Preferred Stock from present or former employees of the Company or its Subsidiaries in accordance with the provisions of the Repurchase Agreements.

Section 6. Voting Rights. Except as otherwise provided herein and as otherwise required by applicable law, the Shares shall have no voting rights; provided that each holder of Shares shall be entitled to notice of all stockholders meetings at the same time and in the same manner as notice is given to all stockholders entitled to vote at such meetings.

Section 7. Registration of Transfer. The Corporation shall keep at its principal office a register for the registration of the Shares. Upon the surrender of any certificate representing Shares at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation’s expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of Shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of Shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Shares represented by such new certificate from the date to which dividends have been fully paid on such Shares represented by the surrendered certificate.

Section 8. Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing Shares, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of Shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Shares represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

Section 9. Amendment and Waiver. No amendment, modification or waiver shall be binding or effective with respect to any provision of this Part B hereof without the prior written consent of the holders of a majority of the Shares outstanding at the time such action is taken. No amendment to any provision in Part D (Definitions) that adversely affects the Shares shall be effective without the prior written consent of the holders of a majority of the Shares outstanding at the time such action is taken.

Section 10. Notices. Except as otherwise expressly provided hereunder, all notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier service, charges prepaid, and shall be deemed to have been given when so mailed or sent (i) to the Corporation, at its principal executive offices and (ii) to any stockholder, at such holder’s address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder).

Part C. Powers, Preferences and Special Rights of the Common Stock.

Except as otherwise provided in this Part C or as otherwise required by applicable law, all shares of Common Stock, shall be identical in all respects and shall entitle the holders thereof to the same rights and privileges, subject to the same qualifications, limitations and restrictions.

Section 1. Voting Rights. Except as otherwise provided in this Part C or as otherwise required by applicable law, the holders of Common Stock shall be entitled to one vote per share on all matters to be voted on by the stockholders of the Corporation.

Section 2. Dividends. As and when dividends are declared or paid with respect to shares of Common Stock, whether in cash, property or securities of the Corporation, the holders of Common Stock shall be entitled to receive such dividends pro rata at the same rate per share. The rights of the holders of Common Stock to receive dividends are subject to the provisions of the Shares.

Section 3. Liquidation. Subject to the provisions of the Shares, the holders of the Common Stock shall be entitled to participate pro rata at the same rate per share in all distributions to the holders of Common Stock in any liquidation, dissolution or winding up of the Corporation.

Section 4. Registration of Transfer. The Corporation shall keep at its principal office (or such other place as the Corporation reasonably designates) a register for the registration of shares of Common Stock. Upon the surrender of any certificate representing shares of any class of Common Stock at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation’s expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of such class represented by the surrendered certificate and the Corporation shall forthwith cancel such surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of shares of such class as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate. The issuance of new certificates shall be made without charge to the holders of the surrendered certificates for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such issuance.

Section 5. Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (provided, that an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing one or more shares of any class of Common Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement will be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

Section 6. Notices. All notices referred to herein shall be in writing, and shall be delivered by registered or certified mail, return receipt requested, postage prepaid, and shall be deemed to have been given when so mailed (i) to the Corporation at its principal executive offices and (ii) to any stockholder at such holder’s address as it appears in the stock records of the Corporation (unless otherwise specified in a written notice to the Corporation by such holder).

Section 7. Amendment and Waiver. No amendment or waiver of any provision of this Part C shall be effective without the prior consent of the holders of a majority of the then outstanding shares of Common Stock voting as a single class.

Part D. Definitions. For purposes of this Article Four, the following terms shall have the following meanings:

“Conversion Shares” means the Corporation’s Common Stock; provided that if there is a change such that the securities issuable upon conversion of the Shares are issued by an entity other than the Corporation or there is a change in the class of securities so issuable, then the term “Conversion Share” shall mean one share of the security issuable upon conversion of the Shares if such security is issuable in shares, or shall mean the smallest unit in which such security is issuable if such security is not issuable in shares.

“IPO Price” means the price at which the Common Stock is offered to the public pursuant to the initial Public Offering.

“Junior Securities” means any capital stock or other equity securities of the Corporation, except for the Shares.

“Liquidation Value” of any Share as of any particular date shall be equal to $1,000.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Preferred Value” of any Share as of any particular date shall be equal to the Liquidation Value of such Share plus all accrued and unpaid dividends thereon.

“Public Offering” means any sale of the common equity securities of the Corporation pursuant to an effective registration statement under the Securities Act filed with the Securities and Exchange Commission; provided that the following shall not be considered a Public Offering: (i) any issuance of common equity securities as consideration for a merger or acquisition and (ii) any issuance of common equity securities or rights to acquire common equity securities to employees of the Corporation or its Subsidiaries as part of an incentive or compensation plan.

“Redemption Date” as to any Share means the date specified in the notice of any redemption at the Corporation’s option or at the holder’s option or the applicable date specified herein in the case of any other redemption; provided that no such date shall be a Redemption Date unless the Liquidation Value of such Share (plus all accrued and unpaid dividends thereon and any required premium with respect thereto) is actually paid in full on such date, and if not so paid in full, the Redemption Date shall be the date on which such amount is fully paid.

“Repurchase Agreements” mean, collectively, all agreements which provide for a repurchase of the capital stock of the Corporation upon termination of employment or similar events or circumstances as approved by the Corporation’s Board of Directors.

“Securities Act” means the Securities Act of 1933, as amended, and applicable rules and regulations thereunder, and any successor to such statute, rules, or regulations. Any reference herein to a specific section, rule, or regulation of the Securities Act shall be deemed to include any corresponding provisions of future law.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended, and applicable rules and regulations thereunder, and any successor to such statute, rules, or regulations. Any reference herein to a specific section, rule, or regulation of the Securities Exchange Act shall be deemed to include any corresponding provisions of future law.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing general partner of such limited liability company, partnership, association or other business entity.